EXHIBIT 99.2

NDIVISION INC.

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

October 15, 2019

I.	ROLE AND OBJECTIVE

The Compensation Committee (the “Committee”) is appointed by and reports to the board of directors (the “Board”) of nDivision, Inc. (the “Corporation”). The Committee shall assist the Board in discharging the Board’s oversight responsibilities relating to the attraction, compensation, evaluation and retention of key employees, and in particular the Chief Executive Officer (the “CEO”) and other senior managers, with the skills and expertise needed to enable the Corporation to achieve its goals and strategies at fair and competitive compensation and appropriate performance incentives.

The Committee and its membership shall to the best of its ability, knowledge and acting reasonably, meet all applicable legal, regulatory and listing requirements, including, without limitation, those of any stock exchange on which the Corporation’s shares are listed, the federal laws of the United States applicable therein, and the laws of the States of Texas and Nevada, if applicable, and all applicable securities regulatory authorities.

II.	COMPOSITION

•	The Committee shall consist of three or more directors, all of who shall qualify as “independent” (as under other applicable securities laws and exchange requirements).

•	Members of the Committee shall be appointed at a meeting of the Board, typically held immediately after the annual shareholders’ meeting. Each member shall serve until his/her successor is appointed unless he/she shall resign or be removed by the Board or he/she shall otherwise cease to be a director of the Corporation. Any member may be removed or replaced at any time by the Board.

•	Where a vacancy occurs at any time in the membership of the Committee, it may be filled by a vote of a majority of the Board.

•	The Chair of the Committee (the “Chair”) may be designated by the Board or, if it does not do so, the members of the Committee may elect a chair by vote of a majority of the full Committee membership. The Chair of the Committee shall be an independent director (as described above).

•	If the Chair of the Committee is not present at any meeting of the Committee, one of the other members of the Committee present at the meeting shall be chosen by the Committee to preside.

•	The Chair presiding at any meeting shall not have a casting vote.

•	The Committee shall appoint a secretary (the “Secretary”) who need not be a member of the Committee or a director of the Corporation. The Secretary shall keep minutes of the meetings of the Committee. This role may be filled by the Secretary of the Corporation.

•	The members of the Committee shall be entitled to receive such remuneration for acting as members of the Committee as the Board may from time to time determine.

1 |

III.	MEETINGS

•	The Committee shall meet at least semi-annually at the request of the Chair. In addition, any director may call a meeting.

•	The Chair of the Committee, or his or her designee, shall prepare and/or approve an agenda in advance of each meeting.

•	Notice of the time and place of every meeting may be given orally, in writing, by facsimile or by e-mail to each member of the Committee at least 48 hours prior to the time fixed for such meeting.

•	A member may in any manner waive notice of the meeting. Attendance of a member at the meeting shall constitute waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called.

•	Any member of the Committee may participate in the meeting of the Committee by means of conference telephone or other communication equipment, and the member participating in a meeting pursuant to this paragraph shall be deemed, for purposes hereof, to be present in person at the meeting.

•	A majority of Committee members, present in person, by videoconference, by telephone or by a combination thereof, shall constitute a quorum.

•	If within one hour of the time appointed for a meeting of the Committee, a quorum is not present, the meeting shall stand adjourned to the same hour on the second business day following the date of such meeting at the same place. If at the adjourned meeting a quorum as hereinbefore specified is not present within one hour of the time appointed for such adjourned meeting, such meeting shall stand adjourned to the same hour on the second business day following the date of such meeting at the same place. If at the second adjourned meeting a quorum as hereinbefore specified is not present, the quorum for the adjourned meeting shall consist of the members then present.

•	If and whenever a vacancy shall exist, the remaining members of the Committee may exercise all of its powers and responsibilities so long as a quorum remains in office.

•	At all meetings of the Committee, every question shall be decided by a majority of the votes cast. In case of an equality of votes, the matter will be referred to the Board for decision. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

•	The CEO is expected to be available to attend meetings, but a portion of every meeting will be executive session, reserved for in camera discussion without the CEO, or any other member of management, being present. The CEO must not be present during voting or deliberations in connection with compensation of the CEO.

•	The Committee may by specific invitation have other resource persons in attendance, including such officers, directors and employees of the Corporation and its subsidiaries, and other persons as it may see fit.

•	The Committee shall have the right to determine who shall and who shall not be present at any time during a meeting of the Committee.

•	Minutes of Committee meetings shall be sent to all Committee members.

•	The Chair of the Committee shall report periodically the Committee’s findings, activities and recommendations to the Board.

2 |

IV.	RESOURCES AND AUTHORITY

•	The Committee shall have access to such officers and employees of the Corporation and its subsidiaries and to such information with respect to the Corporation and its subsidiaries as it considers being necessary or advisable in order to perform its duties and responsibilities.

•	The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors and resources, as it deems advisable, at the expense of the Corporation.

•	The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive officer compensation and shall have the sole authority to approve the consultant’s fees, to be paid for by the Corporation, and other retention terms.

V.	RESPONSIBILITIES

A Chair

To carry out its oversight responsibilities, the Chair of the Committee shall undertake the following:

•	Provide leadership to the Committee with respect to its functions as described in this Charter and as otherwise may be appropriate, including overseeing the logistics of the operations of the Committee;

•	Chair meetings of the Committee (unless not present, including in camera sessions), and reports to the Board following each meeting of the Committee on the findings, activities and any recommendations of the Committee;

•	Ensure that the Committee meets on a regular basis and at least twice per year;

•	In consultation with the Committee members, establish a calendar for holding meetings of the Committee;

•	Establish the agenda for each meeting of the Committee, with input from other Committee members, and any other parties as applicable;

•	Ensure that Committee materials are available to any director on request;

•	Act as liaison and maintain communication with the Chair and the Board (or Lead Director, if an individual other than the Chair) and the Board to optimize and coordinate input from Board members, and to optimize the effectiveness of the Committee. This includes reporting to the full Board on all proceedings and deliberations of the Committee at the first meeting of the Board after each Committee meeting and at such other times and in such manner as the Committee considers advisable;

•	Report annually to the Board on the role of the Committee and the effectiveness of the Committee role in contributing to the objectives and responsibilities of the Board as a whole;

•	Ensure that the members of the Committee understand and discharge their duties and obligations;

3 |

•	Foster ethical and responsible decision-making by the Committee and its individual members;

•	Together with the Corporate Nominating and Governance Committee, oversee the structure, composition, membership and activities delegated to the Committee from time to time;

•	Ensure that resources and expertise are available to the Committee so that it may conduct its work effectively and efficiently and pre-approve work to be done for the Committee by consultants;

•	Facilitate effective communication between members of the Committee and management;

•	Encourage Committee members to ask questions and express viewpoints during meetings;

•	Attend each meeting of shareholders to respond to any questions from shareholders as may be put to the Chair; and

•	Perform such other duties and responsibilities as may be delegated to the Chair by the Board from time to time.

B The Committee

To carry out its oversight responsibilities, the Committee shall undertake the following:

•	Annually review and approve corporate goals and objectives relevant to the CEO and other senior executive officers’ compensation, evaluate the performance of the CEO and each senior executive officer’s performance in light of those goals and objectives, and recommend to the Board for approval the compensation level for the CEO and each senior executive officer based on this evaluation. In determining such compensation, the Committee will consider the Corporation’s performance and relative shareholder return and the compensation of CEOs and senior executive officers at comparable companies. Additionally, the Committee may consider input from the CEO on senior executive compensation, but the CEO may not provide input with respect to his or her own compensation;

•	Review and approve the perquisites and supplemental benefits granted to the CEO and senior executive officers;

•	Annually review the compensation guidelines that are in place for all employees of the Corporation, in general and specifically when deemed necessary, in order to ensure the fairness and appropriateness of the compensation of all employees, including incentive compensation plans and equity-based plans;

•	Administer and make recommendations to the Board regarding the adoption, amendment or termination of the Company’s incentive compensation plans and equity-based plans (including specific provisions) in which the CEO and senior executive officers may participate;

•	Ensure that all necessary shareholder and regulatory approvals have been obtained for equity-based compensation plans;

•	Recommend to the Board compensation and expense reimbursement policies for directors;

•	Review and approve employment agreements, severance arrangements and change in control agreements and other similar arrangements for the CEO and senior executive officers;

4 |

•	Compare on an annual basis the total remuneration (including benefits) and the main components thereof for the senior executive officers with the remuneration practices in the same industry;

•	Establish levels of director compensation, including retainers, meeting fees, equity-based plans and other similar components of director compensation for Board approval, based on reviews of director compensation of comparable companies;

•	Review and recommend to the Board for its approval disclosure regarding executive and director compensation in the management proxy circular and in any offering documents prior to their public release;

•	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Corporate Nominating and Governance Committee for its approval;

•	Review and make recommendations to the Board on the number and frequency of stock option grants to employees; and

•	Perform any other activities consistent with this Charter and governing law, as the Committee or the Board deems necessary or appropriate.

5 |